UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

DEFINITIVE SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ENER-CORE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENER-CORE, INC.

9400 Toledo Way

Irvine, California 92618

Telephone: (949) 616-3300

December 9, 2014

Dear Shareholder:

You are cordially invited to attend Ener-Core, Inc.’s 2014 Annual Meeting of Shareholders, which will be held on Tuesday, December 30, 2014, at 11:00 a.m., Eastern Standard Time, at 1680 Michigan Avenue, Suite 1000, Miami Beach, Florida 33139. The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

Your vote is important to us and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, I encourage you to mark, sign, date and return the accompanying proxy promptly.

On behalf of the Board of Directors, thank you for your continued support of Ener-Core, Inc.

Sincerely,

/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer

ENER-CORE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 30, 2014

The annual meeting of shareholders of Ener-Core, Inc., a Nevada corporation (the “Company”), will be held on Tuesday, December 30, 2014, at 11:00 a.m., Eastern Standard Time, at 1680 Michigan Avenue, Suite 1000, Miami Beach, Florida 33141.

1.	To elect six directors to hold office until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify and approve the appointment of SingerLewak LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014;

3.	To hold an advisory vote to approve executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To consider and act upon any other matters which may properly come before the meeting.

The proposals referred to above are more fully described in the accompanying proxy statement.  An annual report to shareholders outlining our company's operations during our 2013 fiscal year accompanies this notice of annual meeting and proxy statement.

You are entitled to vote only if you were a shareholder of our company at the close of business on December 9, 2014, the record date for the annual meeting.  We hope that you will attend the meeting, but if you cannot do so, please complete, date, and sign the enclosed Proxy Card and return it in the accompanying envelope as promptly as possible.  The Proxy Card also provides instructions on voting by telephone or electronically over the Internet. Returning the Proxy Card (or voting electronically or via telephone) will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,
Dated: December 9, 2014
/s/ Domonic J. Carney
Domonic J. Carney,
Chief Financial Officer and Secretary Irvine, California

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE SPECIFIC VOTING INSTRUCTIONS APPEARING ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.

ENER-CORE, INC.

9400 Toledo Way

Irvine, California 92618

Telephone: (949) 616-3300

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 30, 2014

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Ener-Core, Inc., a Nevada corporation (the “Company”), for use at the annual meeting of shareholders to be held on December 30, 2014, at 11:00 a.m. (Eastern Standard Time) (the “annual meeting”), or at any adjournment or postponement of the annual meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders.  The annual meeting will be held at 1680 Michigan Avenue, Suite 1000, Miami Beach, Florida 33141. The Company intends to commence mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and accompanying Proxy Card on or about December 9, 2014, to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this Proxy Statement?

You received this Proxy Statement because you held shares of the Company’s common stock on December 9, 2014 (the “Record Date”) and are entitled to vote at the annual meeting. The Board is soliciting your proxy to vote at the meeting.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

What proposals will be voted on at the annual meeting?

Shareholders will vote on the following proposals at the annual meeting:

1.	To elect six directors to hold office until their respective successors are duly elected and qualified or until their respective earlier resignation or removal;

2.	To ratify and approve the appointment of SingerLewak LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014;

3.	To hold an advisory vote to approve executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To consider and act upon any other matters which may properly come before the meeting.

If any other matter is properly brought before the meeting, your signed Proxy Card would authorize Mr. Castro to vote on such matters in his discretion.

How do I vote?

Shareholders of Record

If your shares are registered directly in your name with the Company’s transfer agent, VStock Transfer, LLC, on the Record Date, then you are a shareholder of record.

If you are a shareholder of record, there are three ways to vote:

1.        By completing, signing, dating and returning your Proxy Card in the postage-paid envelope provided by the Company;

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2.        By following the instructions for electronic voting using the Internet or by telephone, which is printed on your Proxy Card. If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your Proxy Card.  If you vote via the Internet or by telephone, do not mail a Proxy Card; or

3.        By voting in person at the annual meeting.

Street Name Holders

If your shares are held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The organization holding your shares is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or agent.

If your shares are held in street name, you must instruct the organization that holds your shares how to vote your shares. If such voting instructions are not provided, then your shares that are held in street name will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors or any other non-routine proposals if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

With the exception of Proposal 2, the ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014, all of the proposals to be voted upon at this annual meeting are considered non-routine.

How many votes do I have?

On each matter to be voted upon, you will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 114,106,439 outstanding shares of common stock on the Record Date, and each of these shares is entitled to one vote.

How many votes are needed to conduct business at the annual meeting?

A majority of all outstanding shares of our common stock entitled to vote at the annual meeting must be present or represented by proxy in order to satisfy the quorum requirement for the transaction of business at the annual meeting.  Both abstentions and broker non-votes are counted for purposes of determining a quorum.  If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

What vote is required to approve the proposals?

Assuming the presence of a quorum at the annual meeting:

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of six members to the Board	Plurality of the votes cast (the six directors receiving the most “For” votes)	No

Ratification of the Appointment of SingerLewak LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014	A majority of the votes cast	Yes

With regard to the advisory vote on executive compensation (Proposal 3), it will not be binding on either the Board or the Company. However, the Board and the Board Compensation Committee will take into account the outcome of the shareholder vote on this proposal at the annual meeting when considering future executive compensation arrangements.

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With regard to the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4), votes on the preferred voting frequency may be cast by choosing the option of one year, two years, three years, or “abstain” in response to this proposal. Votes cast on this proposal is not a vote to approve or disapprove the Board’s recommendation but rather is a vote to select one of the options described in the preceding sentence. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency of the advisory vote on executive compensation that has been recommended by the shareholders. However, because this vote is advisory and not binding on either the Board or the Company, the Board may subsequently decide that it is in the best interests of the Company and its shareholders to hold an advisory vote on executive compensation that differs in frequency from the option that received the highest number of votes from the Company’s shareholders at the annual meeting.

Your non-binding advisory votes described in Proposal 3 and Proposal 4 will not be construed (1) as overruling any decision by the Board, any Board committee or the Company relating to the compensation of the named executive officers, or (2) as creating or changing any fiduciary duties or other duties on the part of the Board, any Board committee or the Company.

Can I revoke or change my vote after I deliver my proxy?

Yes. You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date via the Internet or by telephone, or by delivering written notice of revocation of your proxy to the Secretary of the Company at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting in person, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the annual meeting if you obtain a legal proxy as described in the paragraph under the heading “Who can attend the annual meeting?” below.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on the Record Date may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. You will not, however, be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the Proxy Card but do not indicate how to vote on a proposal?

If you sign your Proxy Card but do not provide instructions on how your broker should vote, your broker will not vote your shares.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file with the Securities Exchange Commission (“SEC”) within four business days after the annual meeting.

When are shareholder proposals due for the next annual meeting?

We presently intend to hold our next annual meeting of shareholders on June 17, 2015.  Any appropriate proposal submitted by a shareholder and intended to be presented at the next annual meeting of shareholders must be submitted in writing to our Secretary at 9400 Toledo Way, Irvine, California 92618, and received no later than April 18, 2015 to be includable in the Company’s proxy statement and related proxy for the next annual meeting of shareholders.  A shareholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials.  Although the Board will consider shareholder proposals, we reserve the right to omit from our proxy statement, or to vote against, shareholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Who is paying for this proxy solicitation?

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy Card, and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.

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How can I obtain additional information about the Company?

You can access our annual report as filed with the SEC by following the instructions on the Notice of Annual Meeting of Shareholders. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to the Annual Report will be provided upon written request.  All written requests should be directed to: Ener-Core, Inc., Secretary, 9400 Toledo Way, Irvine, California 92618.

We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC.  The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including our Company, that file electronically with the SEC.  The SEC’s website address is www.sec.gov.  In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549.  Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, District of Columbia 20549.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Under the bylaws, the number of directors of the Company shall be not less than one (1) nor more than seven (7) as fixed from time to time by resolution of the Board. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  A director elected by the Board to fill a vacancy shall serve for the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

The directors of the Company do not have a definite term of office, and each director will serve until the director’s successor is duly elected and qualified.  The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for shareholder approval at our annual meeting and fills any vacancies on our Board, considers any nominations of director candidates validly made by shareholders, and reviews and considers developments in corporate governance practices. There are currently no members on our Nominating Committee of the Board. To nominate a director, shareholders must submit such nomination in writing to our Secretary at 9400 Toledo Way, Irvine, California 92618.

Currently, our Board is currently composed of six members, three of which have been determined to be “independent” directors. Six directors are to be elected to the Board at the annual meeting.  The Board has nominated Alain J. Castro, Michael J. Hammons, Christopher J. Brown, Jeffrey A. Horn, Bennet P. Tchaikovsky and Ian C. Copeland for re-election at the annual meeting.

Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. “Plurality” means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in the election of directors. Therefore, any shares that are not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a relatively larger number of votes. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

All of the Company’s directors are expected to attend the annual meeting.

INFORMATION ABOUT THE NOMINEES

Name	Age (1)	Position
Alain J. Castro	45	Chief Executive Officer and Director
Michael J. Hammons	44	Chairman of the Board
Christopher J. Brown, Ph.D.	38	Director
Jeffrey A. Horn	60	Director
Bennet P. Tchaikovsky (2)	45	Director, Chairman of the Audit Committee
Ian C. Copeland	52	Director

(1)	As of the date of this proxy statement.

(2)	Member of the Audit Committee.

Alain J. Castro, Chief Executive Officer and Director

Mr. Castro has been the Chief Executive Officer and a director of Ener-Core Power Inc., our wholly owned subsidiary (“Ener-Core Power”), since May 14, 2013 and the Company’s Chief Executive Officer and director since the merger of Ener-Core Power and Flex Merger Acquisition Sub, Inc. effective as of July 1, 2013 (the “Merger”).  He founded International Energy Ventures Limited, a United Kingdom-based investor into clean tech companies and renewable energy projects, in May of 2003 and remains active with it.  Between February of 2008 and June of 2011, Mr. Castro served in various capacities (including president and a director) of the North and South America divisions of Akuo Energy, an international developer and operator of renewable energy projects.  Prior to his career in the renewable energy sector, he was a partner at Ernst & Young Consulting (in the Mercosur region of Latin America), an international advisory services firm.  Mr. Castro participated in the Sloan Executive Masters Program at the London Business School and received his B.S. in Industrial and Mechanical Engineering from the University of Texas.  We concluded that Mr. Castro’s experience with clean tech companies and renewable energy projects, as well as his previous executive-level experience, coupled with his position as our Chief Executive Officer, made his appointment as one of our directors appropriate.

Michael J. Hammons, Chairman of the Board

Mr. Hammons became Chairman of the Board as of the Company’s closing of the Merger. Commencing with the inception of Ener-Core Power until the closing of the Merger, he served as its Chairman of the Board. From June 2009 to February 2014, Mr. Hammons was a partner at SAIL Venture Partners II, LLC, an investor in energy and water technology companies, which was the management company and general partner of SAIL Venture Partners II, LP.  From September of 2008 through March of 2009, he was the chief executive officer of Vigilistics, Inc., a Mission Viejo, California-based software company and, from August of 2007 to May of 2008, the chief executive officer of Nexiant, Inc., an Irvine, California-based a provider of proprietary technology solutions for the maintenance, repair, and operations inventory space.  Mr. Hammons received his B.S. in Industrial Engineering from California Polytechnic State University, San Luis Obispo, and his M.B.A. from Harvard Business School.  We concluded that Mr. Hammons’ experience as a partner in SAIL Venture Partners II, LLC, with their investment portfolio, his management expertise in respect of companies similarly situated, and his familiarity with us, both prior and subsequent to the spin-off, coupled with his service as the Chairman of Ener-Core Power’s board prior to the closing of the Merger, made his appointment as one of our directors appropriate.

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Christopher J. Brown, Ph.D., Director

Mr. Brown became one of our directors as of the Merger.  Commencing with the inception of Ener-Core Power until the closing of the Merger, he served as one of its directors.  Since December of 2010, Dr. Brown has been a principal of SAIL Capital Partners, LLC.  From May through August of 2009, he was a business development consultant for Stion Corporation, a San Jose, California-based high-efficiency, low-cost thin film solar panel manufacturer and, from October 2005 through October 2008, the chief executive officer of Chromafix, a Raleigh, North Carolina-based cleantech textile dye manufacturing company.  Dr. Brown received his M.B.A. from Harvard Business School in 2010, his Ph.D. in physics from North Carolina State University in 2008, and his B.S. in physics from the College of Charleston in 1999.  We concluded that Dr. Brown’s experience as a principal in SAIL Capital Partners, LLC, with their investment portfolio, and his familiarity with us, both prior and subsequent to the spin-off, coupled with his service on Ener-Core Power’s board prior to the closing of the Merger, made his appointment as one of our directors appropriate.

Jeffrey A. Horn, Independent Director

Mr. Horn became one of our directors on May 28, 2014.  Mr. Horn’s career spanned over 34 years at Caterpillar Inc., including most recently as Managing Director of Caterpillar Power Generation Systems in Houston beginning in January 2009, before retiring in January 2012.  Caterpillar Inc. is not related to or affiliated with the Company.  Mr. Horn received his B.S. degree in Economics from the University of Wisconsin, Madison, in 1977.  The Board concluded that Mr. Horn’s background in the power equipment sector, coupled with his work experience in the mining industry which is a target market for the Company’s products, made his appointment to the Board appropriate.

Bennet P. Tchaikovsky, Independent Director and Chairman of the Audit Committee

Mr. Tchaikovsky became one of our directors and chairman of our audit committee on November 25, 2013.  Since August 2014, Mr. Tchaikovsky is a full time Assistant Professor at Irvine Valley College where he teaches courses in financial and managerial accounting. From April 2010 through August 2013, Mr. Tchaikovsky served as the Chief Financial Officer of VLOV Inc., a China-based clothing designer and distributor that was also a U.S. publicly traded company.  From September 2009 to July 2011, Mr. Tchaikovsky served as Chief Financial Officer of China Jo-Jo Drugstores, Inc., a U.S. public company operating a chain of pharmacies in China, where he also served as a director from August 2011 through January 2013.   From May 2008 to April 2010, Mr. Tchaikovsky served as the Chief Financial Officer of Skystar Bio-Pharmaceutical Company, a U.S. public company that manufactures and distributes veterinary medicines and related products in China, which he performed on a part-time basis and assisted primarily with preparing its financial statements and other financial reporting obligations.  From March 2008 through November 2009, Mr. Tchaikovsky was a director of Ever-Glory International Group, a U.S. public company and apparel manufacturer based in China, and served on the audit committee as chairman and on the compensation committee as a member.  From December 2008 through November 2009, Mr. Tchaikovsky was a director of Sino Clean Energy, Inc., which was a U.S. public company that manufactured coal fuel substitute in China, and served on the audit committee as chairman and on both the compensation and nominating committees as a member.  None of the foregoing companies is related to or affiliated with us.  Mr. Tchaikovsky is a licensed Certified Public Accountant and an active member of the California State Bar.  He received a B.A. in Business Economics from the University of California at Santa Barbara, and a J.D. from Southwestern University School of Law.  We concluded that Mr. Tchaikovsky’s experience with U.S. public companies, as well as his legal and accounting backgrounds, made his appointment as one of our directors appropriate.

Ian C. Copeland, Independent Director

Mr. Copeland became one of our directors on December 1, 2014. Mr. Copeland brings over 25 years of global experience in developing, financing and managing world-class projects and companies in the power, rail, water and mining markets. Before retiring at the end of 2012, Mr. Copeland was a Senior Vice President of Bechtel Corporation. During his 15-year tenure with Bechtel Corporation he served in various capacities including President of the Fossil Power, Communications and Renewable Power businesses and Managing Director of Bechtel Enterprises. Previously Mr. Copeland held senior management positions with Wärtsilä Corporation and Hannon Armstrong & Company. Mr. Copeland began his career with the utility consulting practice of Booz Allen Hamilton after graduating from Rutgers University with degrees in physics and mechanical engineering. We concluded that Mr. Copeland’s background in international business including experience developing, financing, and managing projects in the power and infrastructure markets made his appointment to the Board appropriate.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SIX NOMINEES.

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PROPOSAL 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected SingerLewak LLP (“SingerLewak”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting.  Until December 4, 2014, Kelly & Company was the Company’s independent registered public accountants for the fiscal year ended December 31, 2013.  Representatives of SingerLewak are not expected to be present at the annual meeting, either in person or by teleconference.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of SingerLewak to our shareholders for ratification as a matter of good corporate practice. No determination has been made as to what action the Board or the Audit Committee would take if shareholders do not ratify the appointment. Even if the appointment is ratified, however, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of SingerLewak.

Principal Accountant Fees and Services

No fees were billed for audit or other services provided by SingerLewak during the 2013 and 2012 fiscal years.

No fees were billed for audit or other services provided by Kelly & Company for the fiscal year ended December 31, 2012 since the Company was formed by a reverse merger on July 1, 2013 and had no services provided by Kelly & Company prior to 2013.

The following table shows the fees that were billed for audit and other services provided by Kelly & Company, the company’s previous auditors, during the 2013 and 2012 fiscal years:

	For the Fiscal Years ended December 31,
	2013	2012
Audit Fees (1)	$148,055	$--
Audit-related Fees (2)	22,235	--
Tax Fees (3)	--	--
All Other Fees (4)	11,150	--
Total	$181,530	$--

(1)	Audit Fees – This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by independent auditors in connection with the engagement for fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)	Audit-Related Fees – This category consists of assurance and related services by our independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include consultation regarding our correspondence with the SEC.

(3)	Tax Fees – This category consists of professional services rendered by our independent auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

(4)	All Other Fees – This category consists of fees for other miscellaneous items.

Pre-Approval Policies and Procedures of the Audit Committee

The Audit Committee approves the engagement of our independent auditors and is also required to pre-approve all audit and non-audit expenses.  Prior to engaging its accountants to perform particular services, the Audit Committee obtains an estimate for the service to be performed.  All of the services described above were approved by the Audit Committee in accordance with its procedure.

The Board recommends a vote “FOR” the ratification of the appointment of singerlewak LLP as the Company’s independent registered public accounting firm.

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PROPOSAL 3 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are providing shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis on page 21 of this proxy statement, the principal elements of our executive compensation are base salary, discretionary annual cash bonuses, stock incentive plan awards and perquisites and other compensation. While base salary is generally included as an element of compensation of our executive officers in every year, the granting of bonuses, stock incentive awards and perquisites is determined on a case-by-case basis. We believe that this compensation structure has served us well and reflects our philosophy of fairness to our employees and avoiding discrepancies between our executive pay and the pay of our middle management and other employees.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the annual meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Board and Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

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PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal 3 above, shareholders are being provided the opportunity to cast an advisory vote on our executive compensation program.

This Proposal 4 affords shareholders the opportunity to cast an advisory vote on how often our company should include an advisory vote on executive compensation in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which our company must include executive compensation information in the proxy statement for that meeting). Under this Proposal, shareholders may vote to have future advisory votes on executive compensation every year, every two years or every three years.

The Board has determined that an advisory vote by the Company’s shareholders on executive compensation that occurs every three years is the most appropriate alternative for the Company. In formulating its conclusion, the Board considered that, because the Company’s compensation program for executive officers is not complex, a shareholder advisory vote every three years should be sufficient to permit our shareholders to express their views about our compensation program. Also, the Board believes that the success of the Company’s executive compensation program should be judged over a period of time that is longer than one year.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are asking shareholders to approve the following advisory resolution at this annual meeting:

RESOLVED, that the option of once every one year, two years, or three years that receives the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the annual meeting and entitled to vote at the annual meeting will be the frequency that shareholders approve will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

This proposal is advisory only and will not be binding on our company, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the recommendation of the Board and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to our executive compensation program.

In voting on this Proposal, shareholders will be able to indicate their preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. Shareholders that do not have a preference regarding the frequency of future advisory votes on executive compensation should abstain from voting on the proposal. Shareholders will not be voting to approve or disapprove the recommendation of the Board.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE (3) YEARS (AS OPPOSED TO EVERY YEAR OR EVERY TWO YEARS).

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board currently consists of six members.  Our bylaws provide that our directors will hold office until their successors have been elected and qualified.  Our Board is responsible for the business and affairs of the Company and considers various matters that require its approval.

Independence of the Board

Based upon information submitted by Messrs. Horn, Tchaikovsky and Copeland, our Board has determined that each of them is “independent” under Rule 5605(a)(2) of NASDAQ Listing Rules, even though such definition does not currently apply to us because we are not listed on NASDAQ.  Mr. Castro, Mr. Hammons and Mr. Brown are not independent directors.

Code of Ethics and Business Conduct

The Company’s Code of Ethics, which applies to all officers, directors and employees, was adopted by the Board on September 24, 2013.  The Code of Ethics was filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on April 15, 2014.

Meetings of the Board

During the fiscal year ended December 31, 2013, the Board met seven times and took action by unanimous written consent six times.

Information regarding Committees of the Board

The Board has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The following table provides membership and meeting information for these committees for the fiscal year ended December 31, 2013:

Name	Audit		Compensation		Nominating
Alain J. Castro
Michael J. Hammons
Christopher J. Brown, Ph.D.
Jeffrey A. Horn (1)
Stephen L. Johnson (2)			X	(3)
Bennet P. Tchaikovsky	X	(3) (4)
Ian C. Copeland (5)

Total meetings in year ended December 31, 2013	1		1		0
Total actions by unanimous written consent in year ended December 31, 2013	0		0		0

(1)	Appointed on May 28, 2014.
(2)	Resigned on May 26, 2014.
(3)	Committee chairperson.
(4)	“Audit committee financial expert” within the meaning of Item 407(d)(5)(ii) and (iii) of Regulation S-K promulgated under the Exchange Act.
(5)	Appointed on December 1, 2014.

Below is a description of each committee as it is presently constituted.  The Board has determined that each current member of each committee meets the applicable SEC and NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Compensation Committee

The Compensation Committee is responsible for overseeing and, as appropriate, making recommendations to the Board regarding the annual salaries and other compensation of the Company’s executive officers and general employees and other policies, and for providing assistance and recommendations with respect to the compensation policies and practices of the Company. The Compensation Committee currently does not have any members.

Nominating Committee

The Nominating Committee assists in the selection of director nominees, approve director nominations to be presented for shareholder approval at our annual meeting and fill any vacancies on our Board, consider any nominations of director candidates validly made by shareholders, and review and consider developments in corporate governance practices. The Nominating Committee currently does not have any members.

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Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.  The Audit Committee assists Board oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditor, and prepares the report that the SEC requires to be included in the Company’s annual proxy statement. Mr. Tchaikovsky is currently the sole member and chairman of the audit committee.

Report of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  The Audit Committee operates under a written charter approved by the Board.  The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the independent auditors;

•	discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and discussed with the independent accountant the independent accountant’s independence; and

•	based on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board

/s/ Bennet P. Tchaikovsky
Bennet P. Tchaikovsky, Chairperson of the Audit Committee

Shareholder Communications with the Board

Our Board has not adopted a formal process for shareholders to send communications the Board.  All communications should be directed to the Company’s Secretary at 9400 Toledo Way, Irvine, California 92618, and should prominently indicate on the outside of the envelope that it is intended for the Board or for non-management directors, and the Company’s Secretary will forward the communications to all specified directors.  If no director is specified, the communication will be forwarded to the entire Board.

Board Leadership Structure and Role in Risk Oversight

Currently, Mr. Castro serves as Chief Executive Officer and as a member of the Board of the Company. Mr. Castro provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Overall, we believe that having the same person serve as a director and Chief Executive Officer helps provide strong, unified leadership for our management team. Additionally, because three of our six current Board members have been deemed to be “independent” by our Board, we believe our Board structure provides sufficient independent oversight of our management. Our Board has not designated a lead independent director.

The Board, as a whole and also at the committee level, plays an active role overseeing the overall management of the Company’s risks. Our Audit Committee reviews financial and operational items with our management and the Company’s independent auditors. Although the Board does not regularly review formal reports from members of senior management and committees on areas of material risk to the Company, including operational, financial, legal, strategic and regulatory risks, the Company’s Board is in regular contact with our Chief Executive Officer and Chief Financial Officer, who report directly to the Board and who supervise day to day risk management.

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Director Compensation

The following table provides compensation information for our directors during the fiscal year ended December 31, 2013:

Director Compensation Table
Name	Fiscal Year ended	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alain J. Castro (1)	2013	-	-0-	-0-	-0-	-0-	-0-	-0-
Michael J. Hammons	2013	-	-	-	-	-	-	-
Chris Brown	2013	-	-	-	-	-	-	-
Stephen L. Johnson (3)	2013	-	-	54,115	-	-	-	54,115
Bennet P. Tchaikovsky	2013	-	-	6,245	-	-	-	6,245

(1)	Compensation is reflected in the Executive Compensation Table on page 21.

(2)	The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2013 and 2012 with respect to stock options granted, as determined pursuant to the accounting standards. See Note 11 of the notes to our audited consolidated financial statements filed with our Form 10-K for the fiscal year ended December 31, 2014 for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock options.

(3)	Resigned on May 26, 2014.

We have the following agreements with our directors for their services on our Board:

Our Agreement with Dr. Johnson:

In April 2013, Ener-Core Power entered into a letter agreement with Dr. Johnson to serve on its board, commencing May 1, 2013.  The agreement provides as compensation and subject to the approval of the Board, a grant to Dr. Johnson of an option to purchase up to 250,000 shares of Ener-Core Power’s common stock at an exercise price equal to the per share fair market value on the date that the board of directors approve the grant.  One-fourth of the option vests 12 months from May 1, 2013, with the balance to vest in 48 monthly installments thereafter.  In addition, the agreement provides for reimbursement of all reasonable travel expenses in connection with attending board meetings.  The agreement also provides for indemnity of Dr. Johnson.

Dr. Johnson joined our Board at the closing of the Merger, and we assumed his letter agreement with Ener-Core Power accordingly.  In connection therewith, and pursuant to the letter agreement, we entered into a stock option agreement with Dr. Johnson on July 3, 2013, granting him an option to purchase up to 250,000 shares of our common stock under the Plan (defined herein).

On May 26, 2014, Dr. Johnson resigned as a director but will serve the Company in an advisory capacity.

Our Agreement with Mr. Tchaikovsky:

On November 22, 2013, Mr. Tchaikovsky accepted his appointment to our Board and as chairman of our audit committee pursuant to our offer letter dated November 10, 2013, which provides for an option under the Plan to purchase 250,000 shares of our common stock at an exercise price equal to the per share closing price on November 25, 2013, being the fair market value on such date.  In addition, we agreed to reimburse Mr. Tchaikovsky for reasonable travel expenses incurred to attend Board meetings, and to indemnify him in his capacity as a director.  The offer letter also contemplates an annual director’s fee of $40,000 commencing sometime next year, subject to review by the Compensation Committee and approval by the Board and stockholders as appropriate.

In connection with the option granted under the offer letter, we entered into a stock option agreement with Mr. Tchaikovsky dated as of November 25, 2013.  The agreement provides for the option to vest as follows: (i) 1/4 of the total number of shares after twelve months from the grant date, and (ii) 1/48 of the total number of shares each month thereafter.

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Our Agreement with Mr. Horn:

On May 28, 2014, Mr. Horn accepted his appointment to our Board pursuant to our offer letter dated May 19, 2014, which provides for an option under the Plan to purchase 300,000 shares of our common stock at an exercise price equal to the per share closing price on May 28, 2014, being the fair market value on such date.  In addition, we agreed to reimburse Mr. Horn for reasonable travel expenses incurred to attend Board meetings, and to indemnify him in his capacity as a director.  Mr. Horn is also entitled to an annual director’s fee of $40,000.

In connection with the option granted under the offer letter, we entered into a stock option agreement with Mr. Horn dated as of May 28, 2014. The agreement provides for 1/36 of the total number of shares to vest each month commencing from the grant date.

Our Agreement with Mr. Copeland:

On December 1, 2014, Mr. Copeland accepted his appointment to our Board pursuant to our offer letter dated November 28, 2014, which provides for an option under the Plan to purchase 300,000 shares of our common stock at an exercise price equal to the per share closing price on November 28, 2014, being the fair market value on such date. In addition, Mr. Copeland will be entitled to reimbursement for reasonable travel expenses incurred to attend meetings of the Board, as well as to indemnity in his capacity as a director.  Mr. Copeland is also entitled to an annual director’s fee of $40,000.

In connection with the option granted under the offer letter, we entered into a stock option agreement with Mr. Copeland dated as of December 1, 2014. The agreement provides for 1/36 of the total number of shares to vest each month commencing on January 1, 2015.

Our Agreement with Mr. Hammons:

On November 28, 2014, the Board granted Mr. Hammons an option under the Plan to purchase 300,000 shares of our common stock at an exercise price equal to the per share closing price on November 28, 2014, being the fair market value on such date, for compensation for his services as a director and chairman of the Board. Immediately thereafter, we entered into a stock option agreement with Mr. Hammons. The agreement provides for 1/2 of the total number of shares to vest upon the grant date and 1/18 of the remaining options vesting in each month beginning January 1, 2015.

INFORMATION REGARDING OUR DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Positions Held:	Date of Election or Appointment
Alain J. Castro	Chief Executive Officer and Director	May 14, 2013
Boris A. Maslov, Ph.D.	President, Chief Operating Officer, and Chief Technology Officer	July 1, 2013
Domonic J. Carney	Chief Financial Officer, Secretary, Treasurer	August 25, 2014
Michael J. Hammons	Chairman of the Board of Directors	July 1, 2013
Christopher J. Brown, Ph.D.	Director	July 1, 2013
Jeffrey A. Horn	Director	May 28, 2014
Bennet P. Tchaikovsky	Director, Chairman of the Audit Committee	November 25, 2013
Ian C. Copeland	Director	December 1, 2014

Arrangements Involving Directors or Executive Officers

There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current Board.  There are also no arrangements, agreements, or understandings to our knowledge between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged to become directors or executive officers. There are no family relationships among our officers and directors and those of our subsidiaries and affiliated companies.

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Business Experience

The business experience of our directors, including executive officers serving as directors, is provided under “Information about the Nominees” in Proposal 1 above.  The experience of executive officers who are not also directors is described below.

Boris A. Maslov, Ph.D., President, Chief Operating Officer, and Chief Technology Officer

Mr. Maslov became our President, Chief Operating Officer, and Chief Technology Officer as of the closing of the Merger.  Commencing with the inception of Ener-Core Power until the closing of the Merger, he served as its President, Chief Operating Officer, and Chief Technology Officer, and served as its interim Chief Executive Officer from inception until May 14, 2013.  Previously, between January of 2011 and November of 2012 (the inception of Ener-Core Power), Dr. Maslov was Vice President of FlexEnergy, Inc. (“FlexEnergy”).  Prior to that, between October of 2007 and January of 2011, he was Chief Executive Officer of Energy One Management LLC, a renewable energy project development company located in McLean, Virginia.  He received his Ph.D. in Electrical Engineering and his B.S. and M.S. in Electrical Engineering and Computer Science, all from the Moscow Institute of Physics and Technology.

Domonic J. Carney, Chief Financial Officer, Secretary, Treasurer

Mr. Carney was appointed as the Company’s Chief Financial Officer, Secretary and Treasurer effective on August 25, 2014. Until his appointment, Mr. Carney was an independent consultant providing finance, accounting and business strategy services. From March 30, 2012 to October 2012, Mr. Carney served as the chief financial officer for T3 Motion, Inc. (TTTM.PK), an electric vehicle technology company. From March 2005 to February 2012, Mr. Carney served as the chief financial officer for Composite Technology Corporation (CPTC.OB), a manufacturer of high efficiency carbon composite electric transmission conductors and renewable energy wind turbines. Mr. Carney has a Masters in Accounting from Northeastern University and a Bachelor’s Degree in Economics from Dartmouth College.

Compliance with Section 16(a) of the Exchange Act

Based solely on review of the copies of such forms furnished to us, or written representations that no reports were required, we believe that for the fiscal year ended December 31, 2013, our directors, executive officers and holders of 10% or more of our common stock complied with Section 16(a) filing requirements applicable to them.

Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	had any petition under the federal bankruptcy laws or any state insolvency law filed by or against, or had a receiver, fiscal agent, or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

•	been convicted in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	engaging in any type of business practice; or

(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

•	been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described in (i) above, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated; or

•	been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, where the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	13.8 million	$0.30	0.2 million
Equity compensation plans not approved by security holders	3.8 million	$0.60	-
Total	17.6 million	$0.36	0.2 million

Our 2013 Equity Award Incentive Plan (the “Plan”) was adopted by our Board and approved by our stockholders in June 2013. The Plan provides for the granting to employees of incentive stock options and for the granting to any individual selected by our Board of non-qualified stock options or stock purchase rights. The Plan authorizes 14,000,000 shares of our common stock to be issued.  Our Board administers the Plan.

On the date of the grant, the exercise price of incentive stock options must equal at least 100% of the fair market value, or 110% of the fair market value with respect to optionees who own more than 10% of the total combined voting power of all classes of stock.  On the date of the grant, the exercise price of non-qualified stock options must equal at least 100% of the fair market value.  The fair market value is (i) the closing price of our common stock on the last market trading day prior to the grant of the award, if our common stock is listed on an established stock exchange, (ii) the arithmetic mean of our high bid and low asked stock prices on the last market trading day prior to the grant of the award, if our common stock is regularly quoted by a recognized securities dealer, but selling prices are not reported, or (iii) if our common stock is not publicly traded or quoted, by our Board in good faith and consistent with the definition of fair market value under the regulations promulgated under Section 409A of the Internal Revenue Code of 1986.

Options generally must be exercised during the optionee’s continuing status as an employee or within three months after the optionee’s termination of employment.  If an optionee’s employment is terminated because the optionee becomes disabled, the options may be exercised within one year after the optionee’s termination.  If an optionee dies while under our employ or within three months after termination of employment, the optionee’s legatees or personal representatives may exercise the options for a period of up to one year after the optionee’s death, but not after ten years from the grant of the option.

Stock purchase rights granted under the Plan are subject to the same terms and restrictions as the option grants and may be granted independent of, or in connection with, the grant of options.  Our Board determines the price of stock purchase rights.  Unless otherwise determined by our Board, the relevant restricted stock purchase agreement shall also grant to us a right of repurchase.

Awards granted under the Plan are generally not transferable by the participant except by will or the laws of descent and distribution, and each award is exercisable, during the lifetime of the participant, only by the participant or his or her guardian or legal representative, unless permitted by our Board.

Under certain circumstances in connection with a merger or other extraordinary corporate transaction, accelerated vesting of such awards may occur, all as set forth in the Plan.  Our Board may amend, alter, suspend, or terminate the Plan at any time.  We may not alter the rights and obligations under any award granted before amendment of the Plan without the consent of the affected participant.  Unless terminated sooner, the Plan will terminate automatically in July of 2023.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of December 9, 2014 by (i) each person known to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) our executive officers named in the summary compensation table, and (iv) all such directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 9, 2014.  We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner / Management and Address (1)	Shares of Common Stock Beneficially Owned (2)	Percent of Common Stock Beneficially Owned (2)
Alain J. Castro (3)	1,471,704	1.27%
Boris A. Maslov (4)	2,263,195	1.94%
Domonic Carney (5)	333,340	*
Michael J. Hammons (6)	16,497,478	12.63%
Christopher J. Brown (7)	146,667	*
Jeffrey A. Horn (8)	133,331	*
Bennet P. Tchaikovsky (9)	90,619	*
Ian C. Copeland (10)	8,333	*
All directors and executive officers as a group (8 persons)	20,944,667	18.30%

Five Percent Beneficial Owners:
SAIL Exit Partners, LLC (11)	29,300,170	25.68%
SAIL Pre-Exit Acceleration Fund, LP (12)	261,584	*
Empery Asset Master, Ltd. (13)	6,622,321	5.76%
Empery Tax Efficient, LP (14)	2,451,896	2.14%

* Less than 1%

(1)	Unless otherwise noted, the business address for the person is 9400 Toledo Way, Irvine, California 92618.

(2)	The applicable percentage ownership is based on 114,106,439 shares of common stock outstanding as of December 8, 2014. The number of shares of common stock owned are those “beneficially owned” as determined under the rules of the SEC, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock that the person has the right to acquire within 60 days through the exercise of any option, warrant, or right.

(3)	Consists of 1,138,371 shares of common stock underlying options that are exercisable within 60 days of December 8, 2014 and the 333,333 shares of common stock issued in connection to the September 2014 Private Placement. Does not include 1,569,629 shares of common stock underlying options that are not exercisable within 60 days of December 8, 2014. As of the date hereof, all of such shares, if, when and as the option is exercised, are subject to a right of repurchase in favor of the Company.

(4)	Consists of shares subject to our repurchase right. 1,333,333 of such shares vested as of December 8, 2014, such that our repurchase rights have lapsed. In respect of the other 354,167 shares, 37,501 shares are vested and released from our repurchase right on a monthly basis. Also consists of 575,695 shares of common stock underlying options that are exercisable within 60 days of December 8, 2014. Does not include 535,005 shares of common stock underlying options that are not exercisable within 60 days of December 8, 2014. As of the date hereof, all of such shares, if, when and as the option is exercised, are subject to a right of repurchase in favor of the Company.

(5)	Consists of 200,000 shares of common stock issued to Charles Schwab & Co. Inc. FBO Domonic Carney IRA and 133,340 shares issued to Charles Schwab & Co. Inc. FBO Domonic Carney Roth IRA, and which shares are controlled by Mr. Carney and, as such, holds voting and investing power with respect to such shares. These shares were issued in connection to the September 2014 Private Placement. Does not include 1,735,000 shares of common stock underlying options that are not exercisable within 60 days of December 8, 2014. As of the date hereof, all of such shares, if, when and as the option is exercised, are subject to a right of repurchase in favor of the Company.

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(6)	Consists of the 66,667 shares issued in connection to the September 2014 Private Placement, 16,272,478 shares for which Mr. Hammons may be deemed to have beneficial ownership because he has a carried interest in such shares as a partner in SAIL Exit Partners, LLC, and 158,333 shares underlying options that are exercisable within 60 days of December 8, 2014. Does not include 141,667 shares underlying options that are not exercisable within 60 days of December 8, 2014. Mr. Hammons disclaims beneficial ownership in the shares owned by SAIL Exit Partners, LLC except to the extent of his pecuniary interests therein. Mr. Hammons’ business address is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

(7)	Consists of 66,667 shares of common stock issued to Mr. Brown as an individual and 80,000 shares issued to Christopher J. Brown Contributing IRA, issued in connection with the September 2014 Private Placement and which shares are controlled by Mr. Brown and as such holds voting and investing power with respect to such shares. Dr. Brown’s business address is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

(8)	Consists of the 66,667 shares issued to Mr. Horn in connection to the September 2014 Private Placement. Also consists of 66,664 shares of common stock underlying options that are exercisable within 60 days of December 8, 2014. Does not include 233,336 shares of common stock underlying options that are not exercisable within 60 days of December 8, 2014. These stock options were granted to Mr. Horn on May 28, 2014. As of the date hereof, all of such shares, if, when and as the option is exercised, are subject to a right of repurchase in favor of the Company. Mr. Horn’s business address is 703 Hollybriar Lane, Naples, Florida 34108.

(9)	Consists of 90,619 shares of common stock underlying options that are exercisable within 60 days of December 8, 2014. Does not include 159,381 shares of common stock underlying options that are not exercisable within 60 days of December 8, 2014. As of the date hereof, all of such shares, if, when and as the option is exercised, are subject to a right of repurchase in favor of the Company. Mr. Tchaikovsky’s business address is 6571 Morningside Drive, Huntington Beach, CA 92648.

(10)	Consists of 8,333 shares of common stock underlying options that are exercisable within 60 days of December 8, 2014. Does not include 291,667 shares of common stock underlying options that are not exercisable within 60 days of December 8, 2014. As of the date hereof, all of such shares, if, when and as the option is exercised, are subject to a right of repurchase in favor of the Company. Mr. Copeland’s business address is 13007 Mimosa Farm Court, Rockville, MD 20850.

(11)	F. Henry Habicht II and Walter L. Schindler are the managers of SAIL Exit Partners, LLC. As such, Mr. Habicht and Mr. Schindler are deemed to have shared voting and investment power in respect of the shares of common stock owned of record or beneficially SAIL Exit Partners, LLC. SAIL Exit Partners, LLC’s business address is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

(12)	SAIL Capital Partners, LLC is the general partner and management company of SAIL Pre-Exit Acceleration Fund, LP. F. Henry Habicht II and Walter L. Schindler are the managing partners of SAIL Capital Partners, LLC. As such, SAIL Capital Partners, LLC, Mr. Habicht and Mr. Schindler are deemed to have shared voting and investment power in respect of the shares of common stock owned of record or beneficially SAIL Pre-Exit Acceleration Fund, LP. SAIL Capital Partners, LLC’s business address is 3161 Michelson Drive, Suite 750, Irvine, California 92612.

(13)	Consists of 5,660,530 shares of common stock and 961,791 shares underlying the April 2014 Warrant issued to such selling stockholder (without regard to the “Beneficial Ownership Blocker” (as defined in footnote A below)). Empery Asset Management LP (“EAM”), the authorized agent of this selling stockholder, has discretionary authority to vote and dispose of the shares held by this stockholder and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of EAM, may also be deemed to have investment discretion and voting power over the shares held by this stockholder. This stockholder, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Empery Asset Master, Ltd.’s business address is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(14)	Consists of 2,070,403 shares of common stock and 381,493 shares underlying the April 2014 Warrant issued to such selling stockholder (without regard to the “Beneficial Ownership Blocker” (as defined in footnote A below)). Empery Asset Management LP (“EAM”), the authorized agent of this selling stockholder, has discretionary authority to vote and dispose of the shares held by this stockholder and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of EAM, may also be deemed to have investment discretion and voting power over the shares held by this stockholder. This stockholder, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Empery Asset Master, Ltd.’s business address is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(A)	For the purposes of this column, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act and such information is not necessarily indicative of beneficial ownership for any other purpose, except that the number of shares in the column does not reflect the limitation under the terms of the warrants issued by the Company to certain investors on April 15, 2014 (the “April 2014 Warrant”), in which such holders may not exercise the April 2014 Warrants to the extent such conversion or exercise would cause such holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised (“Beneficial Ownership Blocker”). Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights.

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater shareholder of the Company, or any associate or any such directors, officers or affiliates, is a party that is adverse to the Company in any material legal proceeding.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of the compensation awarded to our current executive officers. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. The Board currently oversees the design and administration of our executive compensation program since there are currently no members in the Company’s Compensation Committee.

Our current executive compensation program may from time to time include the following principal components: (i) base salary, (ii) discretionary annual cash bonuses, and (iii) stock incentive plan awards, and (iv) perquisites and benefits.

Our Compensation Philosophy and Objectives

Our philosophy regarding compensation of our executive officers includes the following principles:

•	our compensation program should reward the achievement of our strategic initiatives and short- and long-term operating and financial goals;

•	compensation should appropriately reflect differences in position and responsibility;

•	compensation should be reasonable; and

•	the compensation program should be understandable and transparent.

In order to implement such compensation principles, we have developed the following objectives for our executive compensation program:

•	overall compensation levels must be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results;

•	a portion of total compensation should be contingent on, and variable with, achievement of objective corporate performance goals, and that portion should increase as an executive’s position and responsibility increases;

•	total compensation should be higher for individuals with greater responsibility and greater ability to influence our achievement of operating goals and strategic initiatives;

•	the number of elements of our compensation program should be kept to a minimum, and those elements should be readily understandable by and easily communicated to executives, shareholders, and others; and

•	executive compensation should be set at responsible levels to promote a sense of fairness and equity among all employees and appropriate stewardship of corporate resources among shareholders.

Determination of Compensation Awards

The Compensation Committee was created to be the Company’s primary authority to determine the compensation awards available to our executive officers. Since there are currently no members in our Compensation Committee, members of the Board have provided recommendations to the Company regarding the compensation of our executive officers.

Compensation Benchmarking and Peer Group

The Company did not rely on any consultants or utilize any peer company comparisons or benchmarking in setting executive compensation levels for fiscal 2013. However, our management informally considered competitive market practices by reviewing publicly available information relating to compensation of executive officers at other comparable companies in making its recommendations to our board of directors regarding our executives’ compensation for fiscal 2014. As our Company grows, we expect to take steps, including appointing members to our Compensation Committee, utilizing peer company comparisons and/or hiring of compensation consultants, to ensure that the Compensation Committee and/or Board has a comprehensive picture of the compensation paid to our executives and with a goal toward total direct compensation for our executives that are on a par with the median total direct compensation paid to executives in peer companies if annually established target levels of performance at the Company and business segment level are achieved.

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Elements of Compensation

The principal elements of our executive compensation are:

•	base salary;

•	discretionary annual cash bonuses;

•	stock incentive plan awards; and

•	perquisites and other compensation.

While base salary is generally included as an element of compensation of our executive officers in every year, the granting of bonuses, stock incentive awards and perquisites is determined on a case-by-case basis. During the fiscal year ended December 31, 2013, our compensation program consisted solely of base salary and stock options. For fiscal 2014, our executive compensation shall consist of base salary and stock option grants, and we have no immediate plans to include bonuses or perquisites as elements of executive compensation.

Base Salaries

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our employees, including our named executive officers. When establishing base salaries for 2014, subject to the provisions of each person’s employment agreement, our compensation committee and management considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at their prior employment and the number of well qualified candidates to assume the individual’s role. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies.

Discretionary Annual Cash Bonuses

The Board, since there are currently no members in our Compensation Committee, has discretion to recommend and approve the annual cash bonus for our Chief Executive Officer and each other named executive officer. Bonus awards will be generally based on our management’s recommendations and ultimately approved by the Board, or Compensation Committee if applicable. There were no bonuses granted in fiscal 2013 or fiscal 2014 to date. The annual bonuses, if any, are intended to compensate officers for individual performance, for our overall financial performance, and for achieving important operational and financial milestones during the relevant fiscal year.

Stock Incentive Plan Awards

Our stock option plans shall be designed to provide long term incentives to our executives and other employees and award recipients, to increase shareholder value through competent, effective management of the Company. Management believes that the ability to grant stock options as a component of compensation will provide the Company with an advantage in attracting qualified management and employees to our Company. Stock option award decisions, if any are granted, will be evaluated on a case-by-case basis giving consideration to factors such as the recipient’s qualifications and abilities, the nature of the recipient’s position, and the recipient’s ability to contribute to the Company’s development and achievement of its business objectives.

Perquisites and Other Compensation

The Compensation Committee may include perquisites and other benefits as an element of compensation from time to time on a discretionary basis. Presently the Company does not include perquisites or other benefits as a part of executive compensation.

Management’s Role in the Compensation-Setting Process

Our management plays an important role in our compensation-setting process. The most significant aspects of management’s role are evaluating other executive officers’ performances, recommending business performance targets and objectives, and recommending salary levels and option awards. Our management makes recommendations to the Compensation Committee regarding our executive’s compensation packages. During this process, management may be asked to provide the Compensation Committee with their evaluation of the executive officers’ performances, the background information regarding our strategic financial and operational objectives, and compensation recommendations as to the executive officers.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned during our fiscal years ended December 31, 2013 and 2012 by our principal executive officer and each of our other two highest paid executives.

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Executive Compensation Table

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Comp ($)	Non- qualified Deferred Comp Earnings ($)	All Other Comp ($)	Total ($)
Alain J. Castro	2013	136,410	-	-	469,161	-	-	-	605,571
Chief Executive Officer (3)	2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Boris A. Maslov	2013	225,000	67,875	68,817	168,436	-	-	-	530,128
President, COO, and CTO (4)	2012	225,000	-	-	146,493	-	-	-	371,493

James M. Thorburn	2013	-	-	-	-	-	-	154,388	154,388
former interim Treasurer/Chief Financial Officer (5)	2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Kelly Anderson	2013	21,875	-	-	32,240	-	-	-	54,115
Treasurer/Chief Financial Officer (6)	2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Michael T. Levin	2013	162,400	13,470	8,044	63,163	-	-	-	247,077
former VP Government Affairs (7)	2012	162,400	-	-	16,981	-	-	-	179,381

(1)      The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2013 and 2012 with respect to the shares issued pursuant to the stock option agreement that are subject to company buy-back rights.

(2)      The amounts shown in this column represent the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2013 and 2012 with respect to stock options granted, as determined pursuant to the accounting standards. See Note 9 of the notes to our audited consolidated financial statements included in our Form 10-K filed with the SEC for the fiscal year ending December 31, 2013 for a discussion of valuation assumptions made in determining the grant date fair value and compensation expense of our stock options.

(3)      Mr. Castro became the Chief Executive Officer of Ener-Core Power under the terms of his employment agreement on April 25, 2013. His compensation is $200,000 per annum.

(4)      Dr. Maslov served in a variety of officer roles with Ener-Core Power subsequent to the spin-out from FlexEnergy and with FlexEnergy prior to the spin-out. Thus, his 2012 compensation includes compensation from FlexEnergy and Ener-Core Power, as relevant. Effective December 31, 2012, Dr. Maslov was granted options under Ener-Core Power’s 2012 Equity Incentive Plan for the purchase of up to 1,200,000 shares of its Series D Preferred Stock and 187,500 shares of its common stock, all of which he exercised in January 2013. The shares of Series D Preferred Stock were converted into 1,500,000 shares of Ener-Core Power common stock immediately prior to the Merger.

(5)      Mr. Thorburn was not affiliated with us or with Ener-Core Power during 2012. He became interim Treasurer/Chief Financial Officer of Ener-Core Power under the terms of his Consulting Agreement on May 8, 2013, and continued as our interim Treasurer/Chief Financial Officer after the Merger. His Consulting Agreement expired on November 11, 2013.

(6)      Ms. Anderson became our Treasurer and Chief Financial Officer effective November 15, 2013, to replace Mr. Thorburn. Her compensation was $175,000 per annum per the terms of her employment agreement. On June 24, 2014, Ms. Anderson tendered her resignation from such positions, to be effective July 3, 2014. She continued as our Chief Financial Officer on an interim basis from July 3, 2014 until the filing of our quarterly report on Form 10-Q for the quarter ending June 30, 2014.

(7)      Mr. Levin has resigned effective March 31, 2014. Mr. Levin’s 2012 compensation includes compensation from FlexEnergy and Ener-Core Power, as relevant. Effective December 31, 2012, Mr. Levin was granted options under Ener-Core Power’s 2012 Equity Incentive Plan for the purchase of up to 50,000 shares of its Series D Preferred Stock and 135,333 shares of its common stock, all of which he exercised in January 2013. The shares of Series D Preferred Stock were converted into 62,500 shares of Ener-Core Power common stock immediately prior to the Merger.

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Outstanding Equity Awards at Fiscal Year Ended December 31, 2013

Option Awards (1)						Stock Awards	All Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Weighted Average Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Value of Shares or Units of Stock That Have Not Vested ($)(3)
Alain Castro	444,444	1,705,556	-	1.13	May 8, 2018	-	1,085,424
Boris Maslov	-	800,000	-	1.30	August 23, 2020	975,000	629,261
Kelly Anderson	-	-	1,000,000	1.53	November 15, 2020	-	1,081,212
Michael Levin	-	300,000	-	1.30	August 23, 2020	114,306	214,127

(1)      The shares are on an as-converted into common stock basis.

(2)      The shares represent the shares issued pursuant to the stock option agreement that are subject to our buy-back rights.

(3)      Represents the remaining dollar amount to be recognized for financial statement reporting purposes with respect to all option awards and stock awards.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

Except as described below, we currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Employment Agreements

We have entered into various employment and employment-related agreements with certain of our executive officers.  Set forth below is a summary of many of the material provisions of such agreements, which summaries do not purport to contain all of the material terms and conditions of each such agreement.

Our Agreements with Mr. Castro and Dr. Maslov:

Mr. Castro is employed by us pursuant to his Executive Employment Agreement, dated April 25, 2013, with Ener-Core Power, which agreement was assumed by us as of the closing of the Merger.  Under the agreement, the term of his employment is one year, renewing automatically for successive one-year terms as of April 25 of each year unless either party gives the other party notice of non-renewal not less than 30 day prior to the end of the relevant term.  We will pay Mr. Castro a base salary of $200,000 per year that may be increased but not decreased by our Board in its sole discretion.  Mr. Castro is eligible (i) for an annual bonus and/or other annual incentive compensation in accordance with any applicable executive bonus plan as our Board may adopt in its sole discretion and (ii) to participate in our equity incentive plan or incentive option plan, as applicable, with grants and vesting schedules as determined by the Board from time to time.

Dr. Maslov is employed by us pursuant to his Amended and Restated Executive Employment Agreement, dated December 31, 2012, with Ener-Core Power, which agreement was assumed by us as of the closing of the Merger.  Under the agreement, the term of his employment is one year, renewing automatically for successive one-year terms as of December 31 of each year unless either party gives the other party notice of non-renewal not less than 30 day prior to the end of the relevant term.  We will pay Dr. Maslov a base salary of $225,000 per year that may be increased but not decreased by our Board in its sole discretion.  Dr. Maslov is eligible (i) for an annual bonus and/or other annual incentive compensation in accordance with any applicable executive bonus plan as our Board may adopt in its sole discretion and (ii) to participate in our equity incentive plan or incentive option plan, as applicable, with grants and vesting schedules as determined by the Board from time to time.

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The termination provisions for Mr. Castro’s or Dr. Maslov’s employment are substantially similar and are set forth below. If we terminate Mr. Castro or Dr. Maslov’s services for cause (whether during or at the end of an employment year), then we are obligated to pay him the sum of (i) his salary and bonuses, if any, through the date of termination, (ii) any earned but unused vacation and PTO time, and (iii) any unreimbursed expenses.  “Cause” means his (A) willful dishonesty or fraud with respect to our business affairs, (B) willful falsification of any employment or other of our records, (C) misappropriation of or intentional damage to our business or property of the Company, (D) his conviction (including any plea of guilty or nolo contendere ) of a felony or crime that involves moral turpitude, (E) his willful and continued failure to comply with our reasonable written directives after his receipt of written notice from us of such refusal and a reasonable opportunity to cure, or (F) the misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to our interests or to the benefits of which we are entitled.

If we terminate Mr. Castro or Dr. Maslov’s services upon his death or disability, then we are obligated to pay him or his estate (i) the same economic benefits as if his services were terminated for cause and (ii) upon a determination by our Board in its sole discretion, he or his estate may also be granted (A) additional vesting of then-unvested stock or stock options, (B) a proportional amount of any earned and unpaid annual bonus based on his performance through the date of termination, and/or (C) severance payments.  “Disability” means his inability to perform one or more of the essential functions of his job due to his physical or mental impairment, with or without reasonable accommodation as required by law, for any period aggregating more than 120 days in any 365-consecutive day period.

If we terminate Mr. Castro or Dr. Maslov’s services for any other reason, then we are obligated to pay him (i) the same economic benefits as if his services were terminated for cause and (ii) monthly cash severance payments at his then-salary rate during the six-month period immediately following the termination date, subject to earlier termination in the event that he obtains new employment or engages (or assists any other person or entity to engage) in any activity competitive with our business.  Further, if, during the six-month period immediately preceding or following a change of control, we terminate his employment without Cause, then all of his then-unvested outstanding options shall immediately vest.  “Change of Control” occurs when (i) any person becomes the beneficial owner of our securities that then represents 50% or more of the total voting power of our outstanding voting securities, unless such person was the beneficial owner of at least 20% of our voting power as of February 1, 2012, and does not become the beneficial owner of 80% or more of our voting power, (ii) we consummate the sale, exchange, lease, or other disposition of all or substantially all of our assets to a person or group of related persons, (iii) we consummate a merger, reorganization, recapitalization, consolidation, or similar transaction with any other corporation or other business entity, in one transaction or a series of related transactions (except one in which (A) the holders of our voting securities outstanding immediately before such transaction continue to hold at least 50% of the voting power in the surviving entity or (B) a transaction in which a single party (or a group of affiliated parties) acquires voting securities of the Company and the holders of our voting securities immediately before the transaction do not dispose of a majority of their interests in us in connection with that transaction), or (iii) we dissolve or liquidate.

Mr. Castro or Dr. Maslov may terminate his employment relationship with us at any time and for any reason.  If he does so, he has agreed to make himself available to us during the 30-day period following his termination, without any compensation, (i) to facilitate an efficient transition of his job-related responsibilities and duties and (ii) to respond to questions from us regarding information and/or activities in which he had been engaged while employed by us.

On November 28, 2014, we entered into a stock option agreement with Messrs. Castro and Maslov, granting each officer an option to purchase 235,000 shares of our common stock at an exercise price equal to the per share closing price on November 28, 2014, being the fair market value on such date, for additional compensation for closing the Dresser-Rand Commercial Agreement on November 14, 2014. Each agreement provides for 1/4 of the total number of shares to vest upon the one year anniversary of the grant date and 1/36 of the remaining options vesting each month thereafter.

Amendments to Employment Agreements with Mr. Castro and Dr. Maslov:

On May 23, 2014, we entered into an Amendment to Executive Employment Agreement (the “Amendment”) with each of Mr. Castro and Dr. Maslov.  The Amendment modifies the terms of their respective employment agreements with us, and were entered into in connection with their participation in our voluntary wage reduction plan.  Under such plan, we agreed to issue each participant an option to purchase up to 15 shares of our common stock under the Plan in exchange for each $1.00 that such participant voluntarily forewent under the wage reduction plan.

Pursuant to the Amendment:

•	Mr. Castro’s annual base salary was adjusted to $120,000 from May 1, 2014 to July 31, 2014, and was readjusted to $200,000 thereafter; and

•	Mr. Maslov’s annual base salary was adjusted to $180,000 from May 9, 2014 to June 15, 2014, and was readjusted to $225,000 thereafter.

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In connection with the Amendment, we entered into a stock option agreements with each officer.  Pursuant to such option agreement, we granted:

•	Mr. Castro a six year option to purchase up to 323,000 shares of our common stock under the Plan at $0.48 per share commencing May 13, 2014, which option became immediately exercisable upon issuance; and

•	Dr. Maslov a six year option to purchase up to 75,700 shares of our common stock under the Plan at $0.48 per share commencing May 13, 2014, which option became immediately exercisable upon issuance.

Our Agreements with Mr. Carney:

On August 19, 2014, Mr. Carney accepted an offer letter from the Company dated August 19, 2014, which provides for an annual base salary of $180,000 and an option under the Plan to purchase 1,500,000 shares of the Company’s common stock at an exercise price equal to the per share closing price on August 19, 2014, being the fair market value on such date.

In addition to the offer letter, the Company and Mr. Carney entered into an executive employment agreement dated as of August 19, 2014, which, in addition to his annual compensation as described in the offer letter, provides for his eligibility to annual bonus and other annual incentive compensation that the Board may adopt, as well as benefits that the Company makes available to other employees. The Company will also reimburse Mr. Carney for reasonable expenses that he incurs in performing his duties.

The Company may terminate Mr. Carney’s employment for cause upon written notice if at any time he: (a) engages in willful dishonesty or fraud with respect to the business affairs of the Company; (b) willfully falsifies any employment or Company’s records; (c) misappropriates or intentionally damaged the business or property of the Company, including confidential or proprietary information; (d) is convicted of a felony or crime that involves moral turpitude (including any plea of guilty or nolo contendere); (e) willfully and continuously fails to comply with reasonable written directives of the Company after written notice thereof and a reasonable opportunity to cure (as described below); or (f) misappropriates any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled. Upon termination for cause, Mr. Carney shall be entitled to his accrued but unpaid base salary, bonuses, benefits and expense reimbursement through his termination date (collectively the “accrued obligations”).

If at any time the Company terminates or does not renew his employment without cause, or if Mr. Carney terminates his employment during the six months before or after a change in control of the Company as a result of a material reduction in his duties, responsibilities or compensation, Mr. Carney shall, in addition to the accrued obligations, be entitled to monthly cash severance payment at his base salary rate (less standard withholdings and deductions) and continuing health insurance coverage for up to six months or until he obtains new employment or competes against the Company’s business, whichever occurs sooner; provided, that if the termination occurs during the six months before or after a change in control of the Company, then all of Mr. Carney’s unvested option shall also immediately vest.

On the other hand, Mr. Carney may terminate his employment at any time by written notice to the Board; provided that: (a) his resignation will become effective on the earlier of 90 days after his notice or a date that the Company specifies; and (b) he will be available for 30 days following his effective resignation date to facilitate and cooperate with transition.

The executive employment agreement also contains restrictive covenants prohibiting: (a) competition with the Company during his employment and for a period of up to 12 months after termination (including contact with or solicitation of the customers, employees or suppliers of the Company), (b) disparagement of the Company or its affiliates, and (c) the use or disclosure of confidential business information during or at any time after termination of his employment.

Through the executive employment agreement, Mr. Carney also assigns to the Company any intellectual property that he may develop during his employment.

In connection with the option granted under the executive employment agreement, the Company and Mr. Carney entered into a stock option agreement dated as of August 19, 2014. The agreement provides for the option to vest as follows: (i) 1/8 of the total number of shares after six months from the grant date, (ii) another 1/8 of the total number of shares after twelve months from the grant date, and (ii) 1/48 of the total number of shares each month thereafter.

On November 28, 2014, we entered into a stock option agreement with Mr. Carney, granting him an option to purchase 235,000 shares of our common stock at an exercise price equal to the per share closing price on November 28, 2014, being the fair market value on such date, for additional compensation for closing the Dresser-Rand Commercial Agreement on November 14, 2014. The agreement provides for 1/4 of the total number of shares to vest upon the one year anniversary of the grant date and 1/36 of the remaining options vesting each month thereafter.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following officers and directors of the Company participated in the September 2014 Private Placement (the “Affiliated Investors”) and purchased the number of shares listed adjacent to their name. The Affiliated Investors have waived their right to register their shares under the Registration Rights Agreement in connection with that offering.

Name of Stockholder	Position with Company	Number of Shares Purchased in September 2014 Private Placement
Alain J. Castro	Director and Chief Executive Officer	333,333
Domonic Carney (1)	Treasurer and Chief Financial Officer	333,340
Michael J. Hammons	Director	66,667
Christopher J. Brown (2)	Director	146,667
Jeffrey A. Horn	Director	66,667

(1)	Consists of 200,000 shares of common stock issued to Charles Schwab & Co. Inc. FBO Domonic Carney IRA and 133,340 shares issued to Charles Schwab & Co. Inc. FBO Domonic Carney Roth IRA, and which shares are controlled by Mr. Carney and as such holds voting and investing power with respect to such shares.

(2)	Consists of 66,667 shares of common stock issued to Mr. Brown as an individual and 80,000 shares issued to Christopher J. Brown Contributing IRA, which shares are controlled by Mr. Brown and as such holds voting and investing power with respect to such shares.

Based upon information submitted by Dr. Horn, Mr. Tchaikovsky and Mr. Copeland, our Board has determined that each of them are “independent” under Rule 5605(a)(2) of NASDAQ Listing Rules, even though such definition does not currently apply to us because we are not listed on NASDAQ.

FORM 10-K - ANNUAL REPORT

ENCLOSED HEREWITH IS A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AND ANY AMENDMENTS THERETO (WITHOUT EXHIBITS) FOR OUR FISCAL YEAR ENDED DECEMBER 31, 2013. NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. ADDITIONAL COPIES MAY BE REQUESTED IN WRITING. SUCH REQUESTS SHOULD BE SUBMITTED TO THE COMPANY’S SECRETARY AT ENER-CORE, INC. 9400 Toledo Way, Irvine California 92618. EXHIBITS TO THE FORM 10-K WILL ALSO BE PROVIDED UPON SPECIFIC REQUEST. THE MATERIALS WILL BE PROVIDED WITHOUT CHARGE.

OTHER MATTERS

The Board and management do not know of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

SHAREHOLDERS PROPOSALS FOR 2015 ANNUAL MEETING

To be considered for inclusion in next year’s Proxy Statement, shareholder proposals must be received at our principal executive offices no later than the close of business on April 18, 2015. However, if the date of the next annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then, to be considered for inclusion in the Proxy Statement relating to next year’s annual meeting, notice of a shareholder proposal will need to be received by the Company in a reasonable amount of time before the Company begins to send its proxy materials for the 2015 annual meeting.

If a shareholder wishes to present a shareholder proposal at our next annual meeting that is not intended to be included in the Proxy Statement, we must receive such proposal no later than April 18, 2015. Under Rule 14a-4(c) under the Exchange Act, which governs the Company’s use of discretionary proxy voting authority with respect to shareholder proposals that are not included in the Company’s proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act, if we do not receive the shareholder’s notice of intent to present such a proposal at the Company’s 2015 annual meeting by June 17, 2015, then the Company’s management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the shareholders, without discussion of the matter in the Proxy Statement. However, if the date of our 2015 annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, then notice must not have been received a reasonable time before the Company sends its proxy materials for the 2015 annual meeting in order for the Company to be allowed to use its discretionary voting authority.

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Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our Company’s Proxy Statement. The Company reserves the right to exclude shareholder proposals pursuant to SEC rules, or if untimely. If a shareholder nominates a director candidate, in order for such nomination to be valid and acceptable, all information required to be provided under Regulation 14A under the Exchange Act and requested by the board of directors (or nominating committee, if applicable) concerning such candidate must be furnished within a reasonable time prior to the above deadline for shareholder proposals.

All notices of intention to present a proposal at the 2015 annual meeting should be addressed to our Company Secretary at Ener-Core, Inc., 9400 Toledo Way, Irvine California 92618 and to ensure prompt receipt by us, such notices should be sent to us via certified mail, return receipt requested. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Any shareholder proposal for next year’s annual meeting submitted after the deadlines described above will not be considered filed on a timely basis. For proposals that are not timely filed, we retain discretion to vote the proxies we receive. For proposals that are timely filed, we retain discretion to vote the proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more shareholders sharing the same address by delivering a single Proxy Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers deliver a single Proxy Statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you currently receive multiple Proxy Statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our Company Secretary at Ener-Core, Inc., 9400 Toledo Way, Irvine California 92618.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings over the Internet at the SEC’s website at www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

By Order of the Board of Directors,

/s/ Michael J. Hammons
Michael J. Hammons,
Chairman of the Board

Irvine, California
December 9, 2014

25

ENER-CORE, INC.
9400 TOLEDO WAY
IRVINE, CA 92618

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: [X]

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Alain J. Castro 02 Michael J. Hammons 03 Christopher J. Brown, P 04 Jeffrey A. Horn 05 Bennet P. Tchaikovsky
06 Ian C. Copeland

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. The Board of Directors recommends a vote FOR the approval and ratification of the appointment of SingerLewak LLP as the independent auditors for the Company for the fiscal year ending December 31, 2014.	☐	☐	☐
3. The Board of Directors recommends a vote FOR advisory approval of the Companys executive compensation.	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:

	1 year	2 years	3 years	Abstain
4. Advisory vote on the frequency of holding future advisory votes on executive compensation. The Board of Directors recommends a vote for 3 YEARS on this proposal.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000222890_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

ENER-CORE, INC.
Annual Meeting of Stockholders
December 30, 2014 11:00 AM
This proxy is solicited by the Board of Directors

ENER-CORE, INC.

for the December 30, 2014 Annual Meeting of Stockholders and any postponement(s) or adjournment(s) thereof.

The undersigned hereby: (a) acknowledges receipt of the Notice of the Annual Meeting of the stockholders of Ener-Core, Inc. (the "Company") to be held at **11:00 AM (EST) on December 30, 2014** (the "Annual Meeting"), and the associated Proxy Statement; (b) appoints Alain J. Castro, as Proxy, with the power to appoint a substitute; (c) authorizes each proxy to represent and vote, as designated below, all of the shares of Common Stock of the Company, par value $0.0001 per share, held of record by the undersigned at the close of business on December 9, 2014, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PERSON DESIGNATED AS PROXY.

Continued and to be signed on reverse side

0000222890_2 R1.0.0.51160